                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                   FUND AMERICAN ENTERPRISES HOLDINGS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                   FUND AMERICAN ENTERPRISES HOLDINGS, INC.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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Notes:

                   -----------------------------------------
                                 Notice of 1996
                                 Annual Meeting
                                of Shareholders
                              and Proxy Statement
                   -----------------------------------------



Table of Contents
---------------------------------------------------------------------------------------
                                                                                 Page
                                                                                 ----
LETTER FROM THE CHAIRMAN........................................................   1

NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS...................................   2

PROXY STATEMENT.................................................................   3

 PROPOSAL 1:  ELECTION OF DIRECTORS.............................................   3

    Procedures for Nominating Directors.........................................   5

    Voting Securities and Principal Holders Thereof.............................   6

    Compensation of Directors...................................................   7

    Compensation of Executive Officers..........................................   8

    Reports of the Compensation Committees on Executive Compensation............  10

    Shareholder Return Graph....................................................  14

    Compensation Plans..........................................................  15

    Compensation Committee Interlocks and Insider Participation
     in Compensation Decisions..................................................  16

 PROPOSAL 2:  APPOINTMENT OF INDEPENDENT AUDITORS...............................  16

 OTHER MATTERS..................................................................  17
=======================================================================================

     Fund American Enterprises Holdings, Inc. (the "Company" and, together with its subsidiaries, "Fund American") is a New Hampshire-based financial services holding company. The Company's business activities are conducted principally through its wholly-owned operating subsidiaries: (i) White Mountains Holdings, Inc. (a newly formed insurance holding company) and its affiliates ("White Mountains") and (ii) Source One Mortgage Services Corporation (one of the nation's largest mortgage banking companies) and its subsidiaries ("Source One").

     White Mountains' insurance operations principally include: (i) Valley Insurance Company ("Valley"), an Oregon-based property and casualty insurance company; (ii) Charter Indemnity Company ("Charter"), a Texas-based non-standard automobile insurer; (iii) White Mountains Insurance Company ("WMIC"), a New Hampshire-based property and casualty insurer; (iv) a 19% voting interest in Financial Security Assurance Holdings Ltd. ("FSA"), a New York-based Aaa/AAA writer of financial guarantee insurance; and (v) a 33% stake in Main Street America Holdings, Inc., a unit of National Grange Mutual Insurance Company, a New Hampshire-based property and casualty insurer.

     Fund American also owns an investment portfolio consisting mainly of common equity securities.

     Prospectively, management's primary strategic goal is to either:
(i) reinvest Fund American's passive investments, together with other resources available to Fund American, into operating businesses in which management has knowledge and experience (if appropriate opportunities can be found); or
(ii) return excess capital to shareholders through common stock repurchases. Fund American believes that this strategy will, over time, further enhance shareholder value.

--------                                                    John J. Byrne
Fund                                                        Chairman
American
--------

                                         March 29, 1996



Dear Shareholders:

     I would like to invite all shareholders to attend the 1996 Annual Meeting of Fund American Enterprises Holdings, Inc., to be held on Thursday, May 16, 1996, at 9:00 a.m. This year's meeting will take place on the campus of Dartmouth College, not far from our new corporate office in Hanover, New Hampshire. I welcome you all to join me for the morning in our new home state.

     We will begin the meeting with a discussion and shareholder vote on the proposals set forth in the accompanying Proxy Statement and on such other matters properly brought before the meeting. At the meeting you will be asked to consider and vote on the following issues:

     1)   the election of two directors;

          and

     2)   ratification of the appointment of our independent auditors.

     Whether or not you plan to attend the meeting, you can ensure that your shares are properly represented at the meeting by promptly completing, signing, dating and returning your proxy card in the enclosed envelope.

                                         Respectfully submitted,

                                         John J. Byrne





                   Fund American Enterprises Holdings, Inc.
                             80 South Main Street
                       Hanover, New Hampshire 03755-2053

                    FUND AMERICAN ENTERPRISES HOLDINGS, INC.

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                                  May 16, 1996


                                         March 29, 1996


     Notice is hereby given that the 1996 Annual Meeting of Shareholders of Fund American Enterprises Holdings, Inc. will be held on Thursday, May 16, 1996, at 9:00 a.m. at Byrne Hall, Amos Tuck School of Business at Dartmouth College, Hanover, New Hampshire 03755-2053. At the meeting you will be asked to consider and vote upon the following proposals:

     (a) to elect two directors to Class II with terms ending in 1999;

     (b) to appoint Ernst & Young LLP as Independent Auditors for the 1996 audit examination; and

     (c) to transact such other business, if any, as may be properly brought before the meeting.

     Shareholders of record on the record date, March 18, 1996, (i) who are individuals, may attend and vote at the meeting in person or by proxy or (ii) which are corporations or other entities, may be represented and vote at the meeting by a duly authorized representative or by proxy. A list of all shareholders entitled to vote at the meeting will be open for public examination by shareholders during regular business hours from April 22, 1996, until 12:00 noon on May 16, 1996, at the corporate office of Fund American Enterprises Holdings, Inc., 80 South Main Street, Hanover, New Hampshire 03755-2053.

     All shareholders are cordially invited to attend this meeting.

                                         By Order of the Board of Directors,

                                         Dennis P. Beaulieu
                                         Corporate Secretary


     Shareholders are invited to complete and sign the accompanying proxy card to be returned to Fund American Enterprises Holdings, Inc., c/o First Chicago Trust Company of New York, Post Office Box 8085, Edison, New Jersey 08818-9052, in the envelope provided, whether or not they expect to attend the meeting.

     It is important that the enclosed proxy card be completed and returned promptly.

                    FUND AMERICAN ENTERPRISES HOLDINGS, INC.

                                PROXY STATEMENT


  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Company's Board of Directors (the "Board") for the 1996 Annual Meeting of Shareholders (the "1996 Annual Meeting"), to be held on May 16, 1996. The solicitation of proxies will be made primarily by mail, and this Proxy Statement and proxy materials will be distributed to registered shareholders on or about April 1, 1996.

     Holders of shares of the Company's Common Stock, par value $1.00 per share ("Shares"), registered in their name as of the close of business on March 18, 1996, the record date, are entitled to vote at the meeting. Holders of Shares are entitled to one vote per Share.

     You can ensure that your Shares are properly voted at the meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. A shareholder has the right to appoint another person (who need not be a shareholder) to represent the shareholder at the meeting by completing an alternative form of proxy which can be obtained from the Corporate Secretary or by notifying the Inspectors of Election. Shareholders have the right to revoke their proxies, at any time prior to the time their shares are actually voted, by (i) filing a written notice of revocation with the Corporate Secretary, (ii) presenting another proxy with a later date or (iii) notifying the Inspectors of Election in writing of such revocation. Sending in a signed proxy will not affect your right to attend the meeting and vote. If a shareholder attends the meeting and votes in person, his or her proxy is considered revoked.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board is divided into three classes (each a "Class").

     At the 1996 Annual Meeting Messrs. Byrne and Gillespie are nominated to be elected to Class II with terms ending in 1999. The Board recommends a vote FOR Proposal 1 which calls for the election of the 1996 nominees.

     The current members and terms of each Class are set forth below:

---------------------------------------------------------
                                             Director
Director                            Age      since
---------------------------------------------------------
Class I - Terms Ending in 1998
     Howard L. Clark                 80       1985
     K. Thomas Kemp                  55       1994
     Gordon S. Macklin               67       1987
---------------------------------------------------------
Class II - Terms Ending in 1996
     John J. Byrne*                  63       1985
     George J. Gillespie, III*       65       1986
---------------------------------------------------------
Class III - Terms Ending in 1997
     Howard L. Clark, Jr.            52       1986
     Robert P. Cochran               46       1994
     Arthur Zankel                   64       1992
=========================================================

*    Nominee at the 1996 Annual Meeting

     The following information with respect to the principal occupation, business experience and other affiliations of the nominees and directors has been furnished to the Company by the nominees and directors.

Class I

     Howard L. Clark was a director of the Company from 1981 until 1983 and became a director again in 1985. Mr. Clark served as an advisor to the Board of Directors of American Express Company ("American Express") from 1979 to 1993 and was that company's Chairman of the Executive Committee from 1977 to 1979, when he retired, and Chief Executive Officer from 1960 to 1977. American Express and its affiliates provide various services to Fund American from time to time. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

     K. Thomas Kemp has been a director of the Company since November 1994. Mr. Kemp has also served as Executive Vice President, Treasurer and Secretary since 1993, as Vice President, Treasurer and Secretary since 1991 and was a Vice President of Fireman's Fund Insurance Company ("Fireman's Fund") from 1990 to January 2, 1991. Prior to joining Fireman's Fund, Mr. Kemp was President of Resolute Reinsurance Company. Mr. Kemp is also a director of FSA, White Mountains, WMIC, Valley, Charter, American Direct Business Insurance, SDN Bancorp, Main Street America Holdings, Inc. and Fund American Enterprises, Inc. ("FAE"), a wholly-owned subsidiary of the Company.

     Gordon S. Macklin has been a director of the Company since 1987. Mr. Macklin served as Chairman of Hambrecht & Quist, Inc., a venture capital and investment banking company, from 1987 until 1992. Prior to that, Mr. Macklin served as President of the National Association of Securities Dealers, Inc. from 1970. He is currently Chairman of White River Corporation ("White River"), a director of Source One, MCI Communications Corporation, InfoVest Corporation, MedImmune Inc., Fusion Systems Corporation and a trustee, director or managing general partner (as the case may be) of 53 of the investment companies in the Franklin Templeton Group of Funds. White River was formerly a subsidiary of the Company. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

Class II

     John J. Byrne has been Chairman of the Company since 1985. Mr. Byrne has also served as President and Chief Executive Officer since 1990, as Chief Executive Officer from 1985 to 1990 and was Chief Executive Officer of Fireman's Fund from 1989 through January 2, 1991. Prior to that, he was Chairman and Chief Executive Officer of GEICO Corporation from 1976 to 1985. Mr. Byrne is also a director of FAE, FSA, White Mountains and Terra Nova (Bermuda) Holdings Ltd.

     George J. Gillespie, III has been a director of the Company since 1986. He is a Partner in the law firm of Cravath, Swaine & Moore, which position he has held since 1963. He is also a director of The Washington Post Company. Cravath, Swaine & Moore has been retained by Fund American from time to time to perform legal services. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

Class III

     Howard L. Clark, Jr. was a director of the Company from 1986 until 1990, and was an advisor to the Board from 1990 to 1993 when he was re-elected as a director. He is Vice Chairman of Lehman Brothers Inc. and was Chairman and Chief Executive Officer of Shearson Lehman Brothers, Inc. from 1990 to 1993. Prior to joining Shearson Lehman Brothers, Inc., Mr. Clark was Executive Vice President and Chief Financial Officer of American Express. He is also a director of The Maytag Corporation, Plasti-Line, Inc. and Walter Industries, Inc. Mr. Clark, Jr. is the son of Howard L. Clark, who is also a director of the Company. Lehman Brothers Inc. provides various services to Fund American from time to time. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

     Robert P. Cochran has been a director of the Company since November 1994. Mr. Cochran was a founding principal of FSA and has served FSA in various capacities since 1985. He has been President and Chief Executive Officer and a director of FSA since 1990. He is also Chairman of Financial Security Assurance Inc. and Financial Security Assurance (U.K.) Ltd. and is a director of White Mountains.

     Arthur Zankel has been a director of the Company since August 1992. He is presently Co-Managing Partner of First Manhattan Co., an investment advisor and broker-dealer. He has been a General Partner at First Manhattan Co. since 1965. Mr. Zankel is also a director of The Travelers Inc. and VICORP Restaurants, Inc. First Manhattan Co. has been retained by Fund American from time to time to perform various brokerage and advisory services. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

Committees of the Board of Directors

     The Audit Committee, comprised entirely of nonemployee directors (Messrs. Clark; Clark, Jr.; Gillespie; Macklin and Zankel), has general responsibility for the oversight and surveillance of the accounting, reporting and financial control practices of Fund American. The Audit Committee annually reviews the qualifications of the Independent Auditors; makes recommendations to the Board as to their selection; and reviews the plan, fees and results of their audit. Mr. Clark, Jr. is Chairman of the Audit Committee.

     The Human Resources Committee, comprised entirely of nonemployee directors (Messrs. Clark; Clark, Jr.; Gillespie; Macklin and Zankel), oversees Fund American's compensation and benefit policies and programs, including administration of the Long-Term Incentive Plan (the "Incentive Plan"), the Fund American Voluntary Deferred Compensation Plan (the "Deferred Compensation Plan") and the Fund American Deferred Benefit Plan (the "Deferred Benefit Plan"). The Human Resources Committee also sets the annual salaries and bonuses for elected officers and certain other key employees. Mr. Macklin is Chairman of the Human Resources Committee.

Meetings of the Board of Directors

     During 1996 the following meetings of the Board were held: five meetings of the full Board, including one special meeting; two meetings of the Audit Committee; and two meetings of the Human Resources Committee. In 1995 each director attended more than 75% of all meetings of the Board and each member of the Audit Committee and the Human Resources Committee attended more than 75% of all such committee meetings, except Mr. Clark, Jr. who was unable to attend one of the two 1995 Audit Committee and Human Resources Committee meetings.

                      PROCEDURES FOR NOMINATING DIRECTORS

     Under the Company's Bylaws, any shareholder entitled to vote for the election of directors that is a qualified holder of record of Shares having an aggregate market value of at least $1,000 may nominate persons for election as director, but only if the following procedures are followed:

     In general, the shareholder must give written notice to the Corporate Secretary not later than (i) 90 days in advance of the meeting with respect to an election to be held at an annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

     The notice must include: (i) the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated; (ii) a representation that the shareholder is a qualified holder of record of Shares having an aggregate market value of at least $1,000 and that the shareholder intends to appear at the meeting, in person or by proxy, to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination, or nominations, are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") had each nominee been nominated, or intended to be nominated, by the Company; and (v) the consent of each nominee to serve as a director of the Company if so elected.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of March 18, 1996, there were 7,673,622 Shares outstanding, each Share entitled to one vote. To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of Shares outstanding as of March 18, 1996, except as shown below:


                          Principal Holders of Shares

-----------------------------------------------------------------------------------------------------------------
                                                                                         Number
                                                                                      of shares
Name and address of beneficial owner                                                      owned      Percent (d)
-----------------------------------------------------------------------------------------------------------------
JOHN J. BYRNE   80 South Main Street, Hanover, NH 03755 (a)                           1,820,224            21.0%

HEINE SECURITIES CORPORATION   51 JFK Parkway Short Hills, NJ 07078 (b)               1,245,195            16.2%

ALLIANZ ASSET ACCUMULATION PLAN   777 San Marin Drive, Novato, CA 94998 (c)             861,394            11.2%

GSB INVESTMENT MANAGEMENT, INC.   301 Commerce Street, Fort Worth, TX 76102 (b)         804,530            10.5%

HARRIS ASSOCIATES L. P.   2 North LaSalle Street, Suite 500, Chicago, IL 60602 (b)      528,800             6.9%
=================================================================================================================

(a) Includes warrants to purchase 1,000,000 Shares, which warrants Mr. Byrne purchased from American Express in 1985. The warrants are exercisable at $21.66 per Share through January 2, 2002; however, Mr. Byrne shall not exercise any of the warrants until the day after his employment by the Company is terminated. Mr. Byrne has sole voting and investment power (or shares such power with his spouse) with respect to the Shares for which he claims beneficial ownership. Does not include 176,500 Shares donated to charitable foundations for which Mr. Byrne disclaims beneficial ownership, but for which his spouse retains voting power.
(b) According to filings by such holders with the SEC, the Shares beneficially owned by the holders named above were acquired solely for investment purposes on behalf of client investment advisory accounts of such holders.
(c) Represents Shares beneficially owned by employees of Fireman's Fund pursuant to an employee incentive savings plan. The trustee for such plan votes the Shares held by the plan in accordance with directions given by the participating Fireman's Fund employees to whose accounts Shares have been allocated.
 (d) Determined based on the beneficial ownership provisions specified in Rule 13d-3(d)(1) of the Securities Exchange Act of 1934 (the "Exchange Act").

         Beneficial Stock Ownership of Directors and Executive Officers

  The following table sets forth, as of March 18, 1996, beneficial ownership of Shares by each director of the Company, by each of the "Named Executive Officers" as defined herein, and by all directors and executive officers as a group.


-----------------------------------------------------------------------------------------------------------------

                                                                                    Number of
Name and address of beneficial owner                                              Shares owned       Percent (d)
-----------------------------------------------------------------------------------------------------------------
JOHN J. BYRNE   80 South Main Street, Hanover, NH 03755                          1,820,224  (a)            21.0%

HOWARD L. CLARK   80 South Main Street, Hanover, NH 03755                            2,000                    *

HOWARD L. CLARK, JR.   80 South Main Street, Hanover, NH 03755                       1,000                    *

ROBERT P. COCHRAN   350 Park Avenue, New York, NY 10022                                  0                    0

JAMES A. CONRAD   27555 Farmington Road, Farmington Hills, MI 48334                    836                    *

GEORGE J. GILLESPIE, III   80 South Main Street, Hanover, NH 03755                   1,000                    *

K. THOMAS KEMP   80 South Main Street, Hanover, NH 03755                            23,537 (b)               .3%

GORDON S. MACKLIN   80 South Main Street, Hanover, NH 03755                          8,000                   .1%

ROBERT W. RICHARDS   27555 Farmington Road, Farmington Hills, MI 48334                 894                    *

ALLAN L. WATERS   80 South Main Street, Hanover, NH 03755                            6,900  (b)               *

ARTHUR ZANKEL   80 South Main Street, Hanover, NH 03755                             12,600  (c)              .2%

All directors and executive officers as a group                                  1,877,712  (a)(b)(c)      21.6%
=================================================================================================================

*  Represents less than .1% of the outstanding Shares.

(a) Includes warrants to purchase 1,000,000 Shares, which warrants Mr. Byrne purchased from American Express in 1985. The warrants are exercisable at $21.66 per Share through January 2, 2002; however, Mr. Byrne shall not exercise any of the warrants until the day after his employment by the Company is terminated. Mr. Byrne has sole voting and investment power (or shares such power with his spouse) with respect to the Shares for which he claims beneficial ownership. Does not include 176,500 Shares donated to charitable foundations for which Mr. Byrne disclaims beneficial ownership, but for which his spouse retains voting power.
(b) Includes currently exercisable stock options held by Mr. Kemp, Mr. Waters and all executive officers as a group to purchase 2,000, 1,000 and 3,000 Shares, respectively.
(c) Does not include 156 Shares for which Mr. Zankel disclaims beneficial ownership. First Manhattan Co., a partnership in which Mr. Zankel is Co-Managing Partner, has Investment and/or voting discretion with respect to such Shares.
(d) Determined based on the beneficial ownership provisions specified in Rule 13d-3(d)(1) of the Exchange Act. Except to the extent indicated above, all executive officers and directors have (or share with their spouse) sole voting and investment power with respect to the Shares for which they claim beneficial ownership.


                           COMPENSATION OF DIRECTORS

  Directors who are not officers of Fund American received a retainer of $45,000 for 1995 and a fee of $1,000 for each Board meeting attended. Messrs. Clark, Jr. and Macklin also received an additional retainer of $3,000 for 1995 as Chairman of the Audit Committee and Chairman of the Human Resources Committee, respectively. Each non-employee director also received an additional $1,000 for each committee meeting attended.

  Any non-management director who retires from the Board with at least five years of service as a director of the Company is entitled to an annual retirement benefit equal to 50% of the amount of the annual retainer for the year in which the retirement occurs. Eligible directors are entitled to receive the annual benefit for a period of years equal to the number of years of service or, if sooner, until death.

  Directors who are officers of Fund American do not receive any compensation for their services as directors.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following tables set forth certain information regarding the salary, incentive compensation and benefits paid by Fund American to its Chief Executive Officer and four of its most highly compensated executive officers other than the Chief Executive Officer (collectively, the "Named Executive Officers").

                           Summary Compensation Table

  The following table reflects the cash and non-cash compensation for the Named Executive Officers.

-----------------------------------------------------------------------------------------------------------------------------------
                                           Annual compensation               Long-term compensation
                                  ----------------------------------      ----------------------------
                                                                             Awards         Payouts
                                                                          ------------   -------------
                                                             Other
                                                             annual
          Name and                                          compen-        Options/           LTIP             All other
     principal position        Year      Salary    Bonus     sation        SARs (#)        payouts (a)       compensation
-----------------------------------------------------------------------------------------------------------------------------------
John J. Byrne                  1995     $550,000  $247,500  $      0              0        $  724,688            $202,370(c)
Chairman, President &          1994      550,000    74,000         0              0                 0             139,999(c)
   Chief Executive Officer     1993      550,000   165,000         0              0         4,748,975             130,502(c)

K. Thomas Kemp                 1995      222,000   116,000         0              0           130,444              70,469(c)
Executive Vice                 1994      180,000    30,000         0              0                 0              30,366(c)
   President                   1993      135,000    59,400         0              0         1,304,345              15,313(c)

Allan L. Waters                1995      200,000   107,000         0              0           159,431              41,320(c)
Senior Vice President &        1994      175,000    40,000         0              0                 0              17,791(c)
   Chief Financial Officer     1993      160,000    57,750         0              0         1,363,938             106,464(c)

James A. Conrad                1995      222,627    38,000    40,034 (b)          0                 0               4,500(d)
President & Chief Executive    1994      219,212    75,000    32,718 (b)          0                 0               4,500(d)
   Officer of Source One       1993      209,958         0   191,261 (b)     26,123                 0                   0

Robert W. Richards             1995      218,059    36,000    32,099 (b)          0                 0               4,500(d)
Chairman of                    1994      211,528    72,000    25,295 (b)          0                 0               4,500(d)
   Source One                  1993      202,728         0   176,345 (b)     24,149                 0                   0
==================================================================================================================================

(a)   Includes cash payments and the total market value of awards distributed.
(b) Amounts for 1995 include $32,578 and $23,661 for Messrs. Conrad and Richards, respectively, reflecting interest reimbursements on amounts paid to purchase investment contracts with stock appreciation rights ("SARs") and reimbursements of automobile expenses. Amounts for 1994 include $25,638 and $18,611 for Messrs. Conrad and Richards, respectively, reflecting interest reimbursements on amounts paid to purchase SARs and reimbursements of automobile expenses. Amounts for 1993 include $156,414 and $149,495 for Messrs. Conrad and Richards, respectively, reflecting reimbursements of individual income taxes resulting from exchanges of shares of Common Stock of Source One ("Source One Shares") for SARs, interest reimbursements on amounts paid to purchase Source One Shares and reimbursements of automobile expenses.
(c) Amounts for 1995, 1994 and 1993 principally represent principal credited to the Deferred Benefit Plan. The 1995, 1994 and 1993 amounts for Mr. Byrne also include $38,500, $35,500 and $34,500, respectively, and for Mr. Kemp $16,625, $0 and $0, respectively, in annualized director fees paid by companies for which Fund American is entitled to board representation as a result of the Company's sizable ownership position in such companies. For Mr. Waters, the 1993 amount also includes reimbursements of $90,625 for relocation expenses.
(d) Represents amounts allocated to the accounts of Messrs. Conrad and Richards pursuant to Source One's employee stock ownership plan.

                              Options and Warrants


       The following table summarizes, for the Named Executive Officers, exercises of stock options and warrants during the Company's latest fiscal year, and the number and in-the-money value of stock options and warrants outstanding as of the end of the fiscal year.

----------------------------------------------------------------------------------------------------------------------------------
                                                                                        As of December 31, 1995
                                                                   ---------------------------------------------------------------
                                 Stock option, warrant and SAR       Number of unexercised stock         In-the-money value of all
                               exercises during the year ended                 options, warrants        outstanding stock options,
                                         December 31, 1995 (a)                      and SARs (a)             warrants and SARs (a)
                             ---------------------------------     -----------------------------     -----------------------------
                                   Shares                Value                               Not                               Not
Name                              acquired            realized          Exercisable  exercisable         Exercisable   exercisable
----------------------------------------------------------------------------------------------------------------------------------
John J. Byrne                      150,000          $6,699,638            1,000,000            0         $51,714,250(e)         $0
K. Thomas Kemp                           0                   0                3,000(d)         0             123,000(d)          0
Allan L. Waters                      6,188(b)          255,772                1,500(d)         0              55,000(d)          0
James A. Conrad                      9,323                   0(c)            16,800            0              75,407             0
Robert W. Richards                   5,345                   0(c)            18,804            0              84,402             0
==================================================================================================================================

(a) Unless otherwise noted, amounts represent options, warrants or SARs pertaining to Fund American Shares.
(b) Includes 2,063 stock options to acquire from the Company shares of Common Stock of White River ("White River Shares"). Such stock options were issued pursuant to certain anti-dilution provisions of the Incentive Plan which were triggered by the distribution of approximately 74% of the outstanding White River Shares to Fund American's shareholders on December 22, 1993 (the "Distribution").
(c) Represents the forfeiture of an out-of-the-money SAR attached to an investment contract. The investment contracts were awarded to Messrs. Conrad and Richards in 1993 in exchange for all their shares of Source One common stock. During 1995 Messrs. Conrad and Richards exercised a portion of their investment contracts and, as a result, forfeited 9,323 and 5,345 out-of-the-money SARs, respectively.
(d) Amounts include 1,000 and 500 stock options for Messrs. Kemp and Waters, respectively, and $38,500 and $19,250 of in-the-money value for Messrs. Kemp and Waters, respectively, pertaining to stock options to acquire from the Company White River Shares. Such stock options were issued as a result of the Distribution.
(e) Amount is presented net of Mr. Byrne's basis in his unexercised warrants. The warrants are exercisable through January 2, 2002; however, Mr. Byrne shall not exercise any of the warrants until the day after his employment by the Company is terminated.

             Long-Term Incentive Plans - Awards in Last Fiscal Year

      The following table summarizes the Incentive Plan awards made to the Named Executive Officers during the latest fiscal year. Such awards consisted entirely of performance shares.

-----------------------------------------------------------------------------------------------
                         Number of
                       performance       Performance
                            shares        period for       Estimated future payouts in Shares:
Name                       awarded            payout       Threshold       Target       Maximum
-----------------------------------------------------------------------------------------------
John J. Byrne            10,000(a)            3 yrs.               0       10,000        10,000
K. Thomas Kemp            8,928(a)            3 yrs.               0        8,928         8,928
Allan L. Waters           7,500(a)            3 yrs.               0        7,500         7,500
James A. Conrad                  0                 0               0            0             0
Robert W. Richards               0                 0               0            0             0
===============================================================================================

(a) Such performance shares are payable upon completion of pre-defined business goals and are payable in cash based on the market value of Shares at the time of award. The target performance criteria for Messrs. Byrne and Waters' 1995 performance share award and for 7,500 of Mr. Kemp's 1995 performance share award is the attainment of a corporate annualized return on equity ("ROE") of 15%. The determination of ROE considers the rate of growth of the book value, market value and economic value of Shares with dividends reinvested. At a ROE equal to or in excess of 15%, the performance shares will become 100% payable. At a ROE of less than 15% the percentage of performance shares payable could decline to 0%. For the balance of Mr. Kemp's 1995 performance share award, the target performance criteria is the attainment of various key insurance measures ("Insurance Goals") applicable to White Mountains. Meeting or exceeding the Insurance Goals will result in the such performance shares becoming 100% payable. Insurance Goal shortfalls could cause the percentage of such performance shares payable to decline to 0%.

Other Compensation Arrangements

  Fund American has no formal severance policy. However, the Company has guaranteed payment of the salaries for Messrs. Kemp and Waters through December 31, 1996. As of December 31, 1995, such guaranteed salary amounts totalled $300,000 and $250,000 for Messrs. Kemp and Waters, respectively.

  At the Company's 1995 Annual Meeting, shareholders approved a five-year employment agreement between the Company and John J. Byrne (the "Agreement"). The Agreement principally calls for: (i) Mr. Byrne to continue to serve as Chairman and Chief Executive Officer of the Company until December 31, 1999 at an annual salary of no more than $550,000; (ii) an extension of the term of 1,000,000 warrants he currently holds to purchase Shares to January 2, 2002;
(iii) Mr. Byrne to forego the exercise of the 1,000,000 warrants extended until the day after his employment by the Company has ended; and (iv) a Company guarantee of a recourse loan obtained by Mr. Byrne from a third party, in an amount up to $15.0 million. As of March 1, 1996, Mr. Byrne's annual salary was set at $400,000.

  Pursuant to the Incentive Plan, under some circumstances such as a "Change in Control" followed by a termination without cause, constructive termination or an "Adverse Change" in the Incentive Plan, stock options will generally become fully exercisable and performance shares will become partially or fully payable. Such circumstances are more fully described in the Incentive Plan.

Certain Transactions

  Fund American has entered into a "dry lease" for the use of aircraft owned by Haverford Transportation Inc. ("HTI") for corporate travel purposes. Messrs. Byrne and Kemp are the sole shareholders of HTI. During 1995 Fund American paid HTI a total of $183,563 pursuant to the dry lease arrangement. Fund American believes that its arrangement with HTI is on terms that are more favorable to Fund American than would generally be available if secured through an arrangement with an unaffiliated third party.

  Source One has made mortgage loans in the ordinary course of business to employees of Fund American, including certain of its Named Executive Officers. The terms of such mortgage loans made to Named Executive Officers are substantially similar to those provided to other employees of Fund American and to the public.

  In December 1993, BYRNE & sons, l.p. ("BYRNE & sons"), a partnership in which Mr. Byrne is the sole general partner, made its initial investment in the Merastar Partners Limited Partnership and the Southern Heritage Limited Partnership (the "Partnerships"). The Partnerships are involved in various property and casualty insurance ventures. Shortly after making its initial investment, BYRNE & sons offered one-third of its interest in the Partnerships to Fund American on equal terms and conditions. In May 1994 Fund American accepted the offer and paid BYRNE & sons a total of $338,558 representing reimbursement for one-third of Byrne & sons' cost for the Partnerships including interest of $5,225 at a 6.0% annual rate.


                          REPORTS OF THE COMPENSATION
                            COMMITTEES ON EXECUTIVE
                                 COMPENSATION

  Compensation for Messrs. Byrne, Kemp and Waters is established by the Human Resources Committee of the Board (the "Committee"). Compensation for Messrs. Conrad and Richards is established by the Human Resources Committee of the Source One Board of Directors (the "Source One Committee") which is comprised of Messrs. Gordon S. Macklin, Terry L. Baxter (President of FAE) and Roger K. Taylor (Chief Operating Officer of FSA).

Fund American Committee

  The Committee is comprised solely of non-employee directors. The Committee has responsibility for developing, administering and monitoring the executive compensation policies of the Company.

  Fund American's executive compensation policies are designed with one goal in mind - maximization of shareholder value over long periods of time. The Committee believes that this goal is best pursued by utilizing a pay-for-performance program which serves to attract and retain superior executive talent and provide management with performance-based incentives to maximize shareholder value. Through the compensation program, the Committee seeks to maximize shareholder value by aligning closely the financial interests of Fund American's management with those of the Company's shareholders.

  The Committee believes that the most appropriate indicator of shareholder return is the Company's ROE as measured by growth in market value, book value and economic value per Share. The Committee believes that, over long periods of time, maximizing the Company's ROE will optimize shareholder returns.

  The Committee believes that the performance-based compensation of the Company's executive officers should be payable only if the Company achieves truly superior returns for its shareholders. Therefore, many of Fund American's performance-based compensation programs are directly linked to achievement of an annualized ROE for the Company of 13% to 15%. The Committee believes that such returns are a challenging target for the Company in its current form.

  Compensation of Fund American's management team, including the Named Executive Officers, consists primarily of three components: base salary, annual bonus and long-term incentive awards. When establishing each element of compensation, the Committee considers the total compensation earned by or potentially available to each member of management.

Base Salary. Base salary for each Named Executive Officer is established annually, generally as of March 1. When establishing base salaries of the Named Executive Officers, the Committee considers numerous factors including: qualifications of the executive; the corporate responsibilities of the executive; the executive's performance since his or her last salary adjustment; and, for all executives except Mr. Byrne, the recommendations of Mr. Byrne.

Annual Bonus. For 1995 the target annual bonus pool for all eligible employees of the Company was equal to 50% of eligible base salary at a 15% annual ROE.
The aggregate size of the annual bonus pool could vary from 0% to 100% of eligible salary. When establishing the aggregate size of the annual bonus pool, the Committee considers numerous factors including performance versus the objectives set forth in the Company's Annual Business Plan, in particular the Company's financial performance for the latest fiscal year as measured by ROE, and the recommendations of Mr. Byrne. The Committee reviews the Annual Business Plan with management near the beginning of the year and approves the plan after changes required by the Committee, if any, are made.

  After establishing the aggregate size of the annual bonus pool, the Committee then considers the distribution of the bonus pool among the executive officers and certain other key employees of the Company. Each participant's allocation of the pool is determined after considering numerous factors including individual achievements as compared to objectives included in the Annual Business Plan, the contribution of such achievements to the Company's overall financial performance, and the recommendations of Mr. Byrne. Mr. Byrne receives an annual bonus, as a percent of his salary, equal to no more than the average bonus percentage received by all other employees eligible to participate in the bonus pool.

  For 1995 the Committee determined that the financial results of the Company warranted a bonus pool equal to 45.0% of aggregate base salary. The principal factors considered by the Committee in determining the size of the 1995 pool were: (i) the Company's superior 1995 ROE performance of 21.1%, as measured by change in book value per share with dividends reinvested, versus a 15% target ROE (the predominant factor); (ii) the progress made in re-deploying the Company's passive investment portfolio into strategic operating investments; and
(iii) overall favorable results versus certain specific objectives contained in the 1995 Annual Business Plan, partially offset by; (iv) less than favorable ROE performance, as measured by change in market value per share and economic value per share.

Long-Term Incentive Awards.   The Incentive Plan provides for granting to
executive officers and certain other key employees of the Company various types of stock-based incentive awards including stock options and performance shares.

  Stock options are rights to purchase a specified number of Shares at or above the fair market value of Shares at the time the option is granted. Stock options generally vest over a four-year period and expire no later than ten years after the date on which they are granted.

  Performance shares are conditional grants (payable subject to the achievement of specific financial goals) of a specified maximum amount of cash, payable generally at the end of three- to five-year periods or as otherwise determined by the Committee.

  The Committee believes that stock-based awards made pursuant to the Incentive Plan are the most effective method of providing incentives for management to strive to maximize shareholder value over the long term. The Committee's conclusion is based on the following factors: (i) such awards vest or are earned over multi-year periods; (ii) such awards are generally made in the form of Shares or derivatives thereof, which helps to align the interests of management with those of the Company's shareholders; and (iii) the majority of Incentive Plan awards made over the last three fiscal years are linked to the achievement of a 13% to 15% ROE over the applicable performance period.

  In 1995 Messrs. Byrne, Kemp and Waters were granted 10,000, 8,928 and 7,500 performance shares, respectively, which were awarded by the Committee at its February 15, 1995 meeting. The performance period for such awards began on January 1, 1995 and will continue through December 31, 1997. The target performance criteria for Messrs. Byrne and Waters' 1995 performance share award and for 7,500 of Mr. Kemp's 1995 performance share award is the attainment of a 15% ROE. For the balance of Mr. Kemp's 1995 performance share award, the target performance criteria is the attainment of various key insurance-based measures applicable to White Mountains.

  As of December 31, 1995 Messrs. Byrne, Kemp and Waters had 18,750, 3,375 and 4,125 performance shares eligible for payout on December 31, 1995subject to the attainment of a 15% target ROE. The performance shares eligible for payout in 1995 were part of a 1993 grant and represented 50% of the performance shares outstanding pursuant to that grant. All remaining and unpaid performance shares outstanding pursuant to the 1993 grant will be eligible for payout on December 31, 1996. During the 1993 to 1995 performance period, the Company attained an ROE of 9.1% as measured in accordance with the Incentive Plan. In light of the ROE shortfall to target, the Committee at its February 21, 1996 meeting determined that 40% of such performance shares would become immediately payable. As a result of certain anti-dilution provisions of the Incentive Plan which were triggered by the Distribution, the performance shares paid in February 1996 were valued as being equal to the market value of one Fund American Share plus one-half the market value of one White River Share.

                    Gordon S. Macklin, Chairman
                    Howard L. Clark
                    Howard L. Clark, Jr.
                    George J. Gillespie, III
                    Arthur Zankel


Source One Committee

  Source One's compensation programs include three components: base salary, annual bonus and long-term incentive awards. Emphasis is placed on the two performance-based components -- annual bonus and long-term incentive awards. Maximization of shareholder return, as measured by certain indicators of Source One's financial performance selected by the Source One Committee, are the primary factors used by the Source One Committee to determine pay-for-performance compensation for Messrs. Conrad and Richards.

  The Source One Committee also considers the relative achievement towards goals established in Source One's Annual Business Plan when determining compensation amounts for Messrs. Conrad and Richards. Source One's Annual Business Plan is submitted to, reviewed by and approved by the Source One Board of Directors near the beginning of each year. Copies of the Source One Annual Business Plan are then provided to the Fund American Board.

Base Salary. The philosophy of Source One's salary program is to provide individual salaries that properly reflect the responsibilities of each position and assure that salary levels maintain a competitive relationship while offering appropriate recognition for performance. The base salaries of Messrs. Conrad and Richards are considered and established annually by the Source One Committee. Among the factors considered by the Source One Committee are the qualifications of the executive, the corporate responsibilities of the executive, the performance of the executive since his or her last salary adjustment, and the recommendations of Mr. Baxter.

Annual Bonus. Annual bonuses are paid under an executive incentive compensation plan which is designed to attract and retain the services of selected key officers who are in a position to make a material contribution to the successful operation of Source One. Incentive compensation awards are made on the basis of individual performance during the plan year from an award pool. When determining the amounts to be awarded to a participant (including Messrs. Conrad and Richards), the Source One Committee considers each individual's contribution towards attainment of goals established in Source One's Annual Business Plan. These goals are principally focused towards the achievement of specified operating earnings and economic return on equity ("EROE") targets. For 1995, the Source One Committee determined that the financial results of Source One warranted a bonus pool of 12.5%. The principal factors considered by the Committee in determining the size of the 1995 bonus pool were: (i) an unfavorable EROE for 1995 (the predominant factor), partially offset by;
(ii) reported operating earnings exceeding Source One's 1995 Annual Business Plan; and (iii) overall favorable results versus certain specific objectives contained in Source One's 1995 Annual Business Plan.

Long-Term Incentive Awards. These awards are made primarily pursuant to Source One's performance share plan, the purpose of which is to advance the interests of Source One's shareholder by providing equity-based incentives to certain key employees. Payout of such awards is primarily based on the achievement of certain predefined corporate EROE goals.

  For 1995 there were no new stock-based awards made to Messrs. Conrad and Richards. As of December 31, 1995 Messrs. Conrad and Richards held 16,800 and
18,804 SARs, respectively.   The value of each SAR is equal to the positive
difference between (i) $86.625 and (ii) the closing price of one Share on the date preceding the exercise of the SAR multiplied by a factor of 1.223. The SARs are fully vested and expire upon termination of employment or upon exercise of their related investment contracts to which the SAR is attached. The investment contracts were awarded to Messrs. Conrad and Richards in 1993 in
exchange for all their shares of Source One common stock.   During 1995 Messrs.
Conrad and Richards exercised a portion of their investment contracts and, as a result, forfeited 9,323 and 5,345 out-of-the-money SARs, respectively.

  As of December 31, 1995 Messrs. Conrad and Richards had 26,677 and 19,055 performance shares outstanding, respectively. The performance shares may be earned based on a pre-defined fixed formula in four equal tranches over four overlapping three-year periods. Each tranche represents 6,669 and 4,764 performance shares at the target EROE for Messrs. Conrad and Richards, respectively.

  The first tranche may be earned over the performance period beginning January 1, 1994 and ending December 31, 1996. The target and maximum EROE's for the first tranche are 12.8% and 19.8%, respectively. No performance shares would be payable from the first tranche if the EROE is less than 6.8%. The performance period for the second tranche is January 1, 1995 through December 31, 1997, and the related target and maximum EROE's are 14.8% and 21.8%, respectively. No performance shares would be payable from the second tranche if the EROE is less than 8.8%. The performance period for the third tranche is January 1, 1996 through December 31, 1998, and the related target and maximum EROE's are 12.6% and 18.6%, respectively. No performance shares would be payable from the third tranche if the EROE is less than 6.6%.

                    Terry L. Baxter, Chairman
                    Gordon S. Macklin
                    Roger K. Taylor

                            SHAREHOLDER RETURN GRAPH

  The following graph shows the five-year cumulative total return for a shareholder who invested $100 in Shares at the close of business on December 31, 1990, assuming re-investment of dividends. For comparison, cumulative returns for the five-year period ended December 31, 1995, are also shown for the Standard & Poor's 500 Stocks Capitalization Weighted Index and the Standard & Poor's Financial Services Index.

                       Five-Year Cumulative Total Return
                  (value of $100 invested December 31, 1990)

                             [GRAPH APPEARS HERE]


                1990     1991     1992     1993     1994     1995
            ------------------------------------------------------
FFC           $100.0   $136.0   $140.1   $183.5   $168.8   $174.6

S&P 500        100.0    130.5    140.4    154.6    156.6    215.5

S&P FIN        100.0    150.7    186.0    206.6    199.3    307.0
            ------------------------------------------------------

                               COMPENSATION PLANS

Retirement Plans

  All Named Executive Officers employed by the Company participate solely in Fund American retirement plans. All Named Executive Officers employed by Source One participate solely in Source One retirement plans.

Fund American Retirement Plans

     In 1995 Messrs. Byrne, Kemp and Waters participated in the Deferred Benefit Plan, a nonqualified defined contribution plan established for the purpose of providing retirement and postretirement benefits. The amount of annual contributions to the Deferred Benefit Plan are determined using actuarial assumptions which, through 1994, were similar to those of Source One's Retirement Plans (which are described below). In 1995 the Committee eliminated the limit on salary and bonus (previously equal to 135% of salary) which is considered to calculate annual contributions to the Deferred Benefit Plan. Participants in the Deferred Benefit Plan may choose between four investment options for their plan balances. Amounts credited to the Deferred Benefit Plan accounts of such individuals have been included in the Summary Compensation Table.

     Each of Messrs. Byrne, Kemp and Waters may also participate voluntarily in the Deferred Compensation Plan. Pursuant to the Deferred Compensation Plan, participants may defer all or a portion of qualifying remuneration payable by Fund American. Amounts deferred pursuant to the Deferred Compensation Plan are included in the Summary Compensation Table. Participants in the Deferred Compensation Plan may choose between four investment options for their plan balances.

  As of December 31, 1995 the account balances of Messrs. Byrne, Kemp and Waters under both the Deferred Benefit Plan and Deferred Compensation Plan included 25,496, 1,932 and 16,350 phantom shares, respectively, of which 5,115, 1,719, and 1,103 phantom shares, respectively, are valued as being equal to the market value of one Share with the balance of the phantom shares being equal to one Share plus one-half White River Share. Such phantom shares are payable only in cash.

Source One Retirement Plans

  Messrs. Conrad and Richards participate in Source One retirement plans under which they are entitled to receive estimated annual retirement benefits in accordance with the table shown below. The level of benefits shown in the table does not reflect a reduction to be made based on compensation for which social security taxes were paid by Source One on behalf of each participant.

--------------------------------------------------------------------------------------------------
                                            Gross annual benefit paid as a straight-life annuity
Average eligible compensation for five    (to be reduced by .485% of average salary up to covered
    highest paid consecutive years         compensation, that is, the average of social security
   in the last ten years of service           wage bases for the 35 years prior to retirement)
----------------------------------------  --------------------------------------------------------
                                            15 years  20 years  25 years  30 years  35 years
                                            --------  --------  --------  --------  --------
             $100,000                       $ 24,000  $ 32,000  $ 40,000  $ 48,000  $ 56,000
              150,000                         36,000    48,000    60,000    72,000    84,000
              175,000                         42,000    56,000    70,000    84,000    98,000
              200,000                         48,000    64,000    80,000    96,000   112,000
              225,000                         54,000    72,000    90,000   108,000   126,000
              250,000                         60,000    80,000   100,000   120,000   140,000
              300,000                         72,000    96,000   120,000   144,000   168,000
              400,000                         96,000   128,000   160,000   192,000   224,000
              450,000                        108,000   144,000   180,000   216,000   252,000
              500,000                        120,000   160,000   200,000   240,000   280,000
==================================================================================================

  Participants in the Source One retirement plans are eligible to receive normal retirement benefits at age 65, reduced normal retirement benefits at age 55, or a deferred vested benefit if they terminate employment prior to retirement but after five years of service. Such benefits are based on each participant's average eligible compensation for the five highest paid consecutive years in his or her last ten years before retirement or termination and on total years of credited service at retirement up to a maximum of 35 years. Annual eligible compensation for Messrs. Conrad and Richards includes base salary plus bonus received, but is limited to not more than one and one-third of base salary in total. Benefits for Messrs. Conrad and Richards accrued under the Source One retirement plans are based on 1995 eligible compensation amounts of $150,000.

  Benefits under the Source One retirement plans for a single person are computed on a straight-life basis and benefits for a married person are generally computed on a joint and 50% survivor basis, subject to each participant's right to elect alternative survivor benefits.

  As of December 31, 1995 Messrs. Conrad and Richards had 12 and 24 whole years of credited service, respectively, for purposes of computing their benefits under the Source One retirement plans.


                       COMPENSATION COMMITTEE INTERLOCKS
             AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Fund American Committee

  The Human Resources Committee of the Board is composed of the independent outside directors, namely, Messrs. Clark; Clark, Jr.; Gillespie; Macklin and Zankel. The Company notes the following relationships and transactions pertaining to American Express, Lehman Brothers Inc. and Messrs. Gillespie, Macklin and Zankel.

  Mr. Gillespie is a Partner in the firm Cravath, Swaine & Moore, which has been retained by Fund American from time to time to perform legal services.

  Mr. Macklin is non-executive Chairman of White River. Through December 22, 1993 White River was a wholly-owned subsidiary of the Company. The Company currently owns 1,014,750 White River Shares, or approximately 20.7% of the outstanding White River Shares. White River had outstanding a $50 million term note and a $40 million revolving loan payable to the Company which were repaid on various dates during 1995.

  Mr. Zankel is Co-Managing Partner of First Manhattan Co. First Manhattan Co. has provided brokerage, discretionary investment management and non-discretionary investment advisory services to Fund American from time to time.

  American Express and its former affiliate Lehman Brothers Inc. have, from time to time, provided various services to Fund American including investment banking services, brokerage services, underwriting of debt and equity securities and financial consulting services. Mr. Clark was formerly Chairman of American Express and Mr. Clark, Jr. is Vice Chairman of Lehman Brothers Inc.

  Fund American believes that all the preceding transactions were on terms that were reasonable and competitive. Additional transactions of this nature may be expected to take place in the ordinary course of business in the future.

Source One Committee

  Source One had no instances of compensation committee interlocks or insider participation in compensation matters during 1995.


                                   PROPOSAL 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

  The Audit Committee of the Board has recommended Ernst & Young LLP ("Ernst & Young") for reappointment as the Independent Auditors of Fund American. Subject to shareholder approval, the Board has appointed Ernst & Young as Fund American's Independent Auditors for 1996. Ernst & Young has provided various professional services to Fund American since 1974. A representative of Ernst & Young will attend the 1996 Annual Meeting, will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

  The Board recommends a vote FOR Proposal 2 approving the appointment of Ernst & Young as Fund American's Independent Auditors for 1996.


                                 OTHER MATTERS

Manner of Voting Proxies

  Shares represented by all valid proxies received will be voted in the manner specified in the proxies. Where specific choices are not indicated, the Shares represented by all valid proxies received will be voted: (i) for election of the nominees named earlier in this Proxy Statement as directors; and (ii) for the appointment of Ernst & Young as Independent Auditors. Should any matter not described above be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment. The Board knows of no other matters which are to be considered at the 1996 Annual Meeting.

Votes Required for Approval

  The proposals require a favorable vote of a majority of the votes actually cast with respect thereto (excluding abstentions and Shares not voted).

Inspectors of Election

  First Chicago Trust Company of New York, P.O. Box 2532, Jersey City, New Jersey 07303-2532, has been appointed as Inspectors of Election for the 1996 Annual Meeting. Representatives of First Chicago Trust Company of New York will attend the 1996 Annual Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots, and determine the results of the vote.

Costs of Solicitation

  The solicitation of proxies will be made primarily by mail; however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, telegram or personal interview. Solicitation costs will be paid by the Company. Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

Available Information

  The Company and Source One are subject to the informational reporting requirements of the Exchange Act. In accordance therewith, the Company files reports, proxy statements and other information with the SEC, and Source One files reports and other information with the SEC.

  The Company will provide to each person to whom a copy of this Proxy Statement is delivered, upon request and without charge, copies of all documents (excluding exhibits) filed with the SEC. Written or telephone requests should be directed to the Corporate Secretary, Fund American Enterprises Holdings, Inc., 80 South Main Street, Hanover, New Hampshire 03755-2053, telephone number
(603) 643-1567.

Proposals by Shareholders for the 1997 Annual Meeting of Shareholders

  If any shareholder that is a qualified holder of record of Shares having an aggregate market value of at least $1,000 wishes to present a proposal for action at the 1997 Annual Meeting of Shareholders, such proposal must be received by the Corporate Secretary at 80 South Main Street, Hanover, New Hampshire 03755-2053, no later than February 14, 1997 in order to be considered for inclusion in the Company's 1997 Proxy Statement. Under the Company's Bylaws, a shareholder proposal shall include (in addition to any requirements of law): (i) a brief description of the proposal and the reasons for action upon it at the 1997 Annual Meeting of Shareholders (and in the event that the proposal includes an amendment to the Company's Certificate of Incorporation, the language of the proposed amendment); (ii) the name and address of the shareholder making the proposal; (iii) a representation that the shareholder is a qualified holder of record of Shares having an aggregate market value of at least $1,000 and that the shareholder intends to appear at the meeting, in person or by proxy; and (iv) any material interest of the shareholder in such proposal.

  By Order of the Board of Directors

  Dennis P. Beaulieu, Corporate Secretary

  March 29, 1996

PROXY

    -----             FUND AMERICAN ENTERPRISES HOLDINGS, INC.           -----

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
                            ANNUAL MEETING MAY 16, 1996


    The undersigned hereby appoints John J. Byrne and Howard L. Clark, and each of them, proxies, with full power of substitution, to vote all Shares of the undersigned at the 1996 Annual Meeting of shareholders to be held May 16, 1996, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse of this card or below. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF DIRECTORS, FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                                 (Change of Address/Comments)
    Your vote for the Election of Directors
    may be indicated on the reverse. The       --------------------------------
    following Directors are being nominated
    at this meeting for election to terms      --------------------------------
    ending in the year indicated.
                                               --------------------------------

    1999. John J. Byrne                        --------------------------------
          George J. Gillespie, III             (If you have written in the
                                               above space, please mark the
                                               corresponding box on the
                                               reverse side of this card).

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, POST OFFICE BOX 8085, EDISON, NEW JERSEY 08818-9052.

                                                                       --------
                                                                         SEE
                                                                        REVERSE
                                                                         SIDE
                                                                       --------

          PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

                                                                           7612

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.


This proxy when properly executed will be voted in the manner directed herein. If no directions are made, this proxy will be voted FOR the Election of Directors and FOR the Appointment of Independent Auditors.


-------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------
1 Election of Directors (see reverse)

   FOR      WITHHELD
   [_]        [_]

FOR, except vote withheld from the following nominee(s)


---------------------------------------------------------
2. Appointment of Independent Auditors

   FOR     AGAINST     ABSTAIN
   [_]       [_]         [_]


Change of Address
Comments on            [_]
Reverse Side

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------

--------------------------------
 SIGNATURE(S)          DATE

PROXY

    -----             FUND AMERICAN ENTERPRISES HOLDINGS, INC.           -----

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
                            ANNUAL MEETING MAY 16, 1996


    The undersigned hereby appoints John J. Byrne and Howard L. Clark, and each of them, proxies, with full power of substitution, to vote all Shares of the undersigned at the 1996 Annual Meeting of shareholders to be held May 16, 1996, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse of this card or below. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF DIRECTORS, FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                                 (Change of Address/Comments)
    Your vote for the Election of Directors
    may be indicated on the reverse. The      ----------------------------------
    following Directors are being nominated
    at this meeting for election to terms     ----------------------------------
    ending in the year indicated.
                                              ----------------------------------
    1999. John J. Byrne
          George J. Gillespie, III            ----------------------------------
                                              (If you have written in the above
                                              space, please mark the
                                              corresponding box on the reverse
                                              side of this card).

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, POST OFFICE BOX 8085, EDISON, NEW JERSEY 08818-9052.

                                                                        -------
       PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE         SEE
                                                                        REVERSE
                                                                          SIDE
                                                                        -------

                                                                            0278

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein. If no directions are made, this proxy will be voted FOR the Election of Directors and FOR the Appointment of Independent Auditors.

--------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------
1 Election of Directors (see reverse)

   FOR     WITHHELD
   [_]        [_]

FOR, except vote withheld from the following nominee(s)

-------------------------------------------------------

2. Appointment of Independent Auditors

    FOR     AGAINST    ABSTAIN
    [_]       [_]        [_]


Change of Address
Comments on
Reverse Side

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------

--------------------------------
SIGNATURE(S)           DATE